
UMPQUA BANK

Umpqua Holdings Corporation

3rd Quarter 2021

December 2021 Update

Disclaimer

FORWARD-LOOKING STATEMENTS

This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the plans, objectives, expectations and intentions of Umpqua Holdings Corporation ("Umpqua") and Columbia Banking System, Inc. ("Columbia"), the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. All statements other than statements of historical fact, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "believe," "intend," "estimate," "plan," "target," "goal," or similar expressions, or future or conditional verbs such as "will," "may," "might," "should," "would," "could," or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and Umpqua's and Columbia's respective businesses, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board or the effects of any declines in housing and commercial real estate prices, high or increasing unemployment rates, or any slowdown in economic growth particularly in the western United States; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures, including on product pricing and services; success, impact, and timing of Umpqua's and Columbia's respective business strategies, including market acceptance of any new products or services and Umpqua and Columbia's ability to successfully implement efficiency and operational excellence initiatives; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations; changes in laws or regulations; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement to which Umpqua and Columbia are parties; the outcome of any legal proceedings that may be instituted against Umpqua or Columbia; delays in completing the transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); the failure to obtain shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; changes in Umpqua's or Columbia's share price before closing, including as a result of the financial performance of the other party prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Umpqua and Columbia do business; certain restrictions during the pendency of the proposed transaction that may impact the parties' ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management's attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the transaction and integration of Umpqua and Columbia successfully; the dilution caused by Columbia's issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Umpqua and Columbia. Additional factors that could cause results to differ materially from those described above can be found in Umpqua's Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2021, June 30, 2021, and September 30, 2021, which are on file with the Securities and Exchange Commission (the "SEC") and available on Umpqua's investor relations website, www.umpquabank.com, under the heading "Financials," and in other documents Umpqua files with the SEC, and in Columbia's Registration Statement on Form S-4, its Annual Report on Form 10-K for the year ended December 31, 2020, and its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2021, June 30, 2021, and September 30, 2021, which are on file with the SEC and available on Columbia's website, www.columbiabank.com, under the heading "Financial Information" and in other documents Columbia files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Umpqua nor Columbia assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Disclaimer (con't)

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction (the "Transaction"), Columbia filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of Umpqua and Columbia and a prospectus of Columbia, which the SEC declared effective December 3, 2021. Umpqua and Columbia commenced mailing of the definitive joint proxy statement/prospectus to Umpqua's and Columbia's shareholders seeking certain approvals related to the Transaction on or about December 7, 2021. Umpqua and Columbia may also file other relevant documents concerning the Transaction with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AS WELL AS THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders can obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about Umpqua and Columbia, without charge, at the SEC's website, www.sec.gov. Copies of these documents and the filings with the SEC incorporated by reference in these documents can also be obtained, without charge, by directing a request to Umpqua Holdings Corporation, Attention: Andrew Ognall, One SW Columbia Street, Suite 1200, Portland, OR 97204, 503-727-4100 or to Columbia Banking System, Inc., Attention: Investor Relations, P. O. Box 2156, MS 3100, Tacoma, WA 98401-2156, 253-471-4065.

PARTICIPANTS IN THE SOLICITATION

Umpqua, Columbia, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Umpqua and Columbia in connection with the Transaction under the rules of the SEC. Information regarding Umpqua's directors and executive officers is available in Umpqua's definitive proxy statement relating to its 2021 Annual Meeting of Shareholders, which was filed with the SEC on March 5, 2021, and other documents filed by Umpqua with the SEC. Information regarding Columbia's directors and executive officers is available in Columbia's definitive proxy statement relating to its 2021 Annual Meeting of Shareholders, which was filed with the SEC on April 12, 2021, and other documents filed by Columbia with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus relating to the Transaction. Free copies of this document may be obtained as described in the preceding paragraph.

NON-GAAP FINANCIAL MEASURES

In addition to results in accordance with GAAP, this presentation contains certain non-GAAP financial measures. A reconciliation of core cash earnings per share, tangible book value, and other ratios, as adjusted, is included in the Appendix that begins on page 31.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Strategic Updates

UMPQUA BANK

Creating a Leading West Coast Franchise

Combined company deepens its foothold in the Northwest and California . . .

$50bn assets	**15%** 2023E ROATCE
44% non-interest bearing deposits	**23% / 25%** GAAP / core cash[1] EPS accretion to Columbia[2]
80% Commercial loans	**8% / 11%** GAAP / core cash[1] EPS accretion to Umpqua[2]

Washington	Oregon	California
$15.3bn deposits	**$16.4bn** deposits	**$9.5bn** deposits
$82K median household income	**$70K** median household income	**$83K** median household income
~7.8mm population	**~4.3mm** population	**~39.7mm** population

. . . creating a West Coast regional powerhouse



WA
Seattle
Spokane
Tacoma
Kennewick
MT
Helena
Portland
OR
ID
Boise
NV
Salt Lake City
UT
Carson City
Sacramento
CA
San Francisco
AZ
Los Angeles
Long Beach
San Diego
Phoenix
Seattle
Tacoma
Portland
Salem
Redding
Sacramento
Santa Rosa
(153)
(217)

Synergies anticipated to drive growth in loans, deposits, and fee-based products and services*

- ✓ Dramatically increases delivery channel for small business lending as Umpqua locations bring upwards of 120 new communities within 19 new MSA's to Columbia, whose small business lending expertise is executed through its branch network
- ✓ The combination increases market density within thriving Idaho markets, moving the pro forma bank to the No. 10 deposit market share position
- ✓ The natural compatibility between specific lending verticals, like leasing from Umpqua and healthcare from Columbia, is expected to provide enhanced opportunity for relationship development and growth
- ✓ Synergies in fee-generating businesses, like Wealth Management and Home Lending, are anticipated to provide additional avenues to grow revenue above expectations
- ✓ Scale and associated cost synergies are expected to increase the potential to execute net-revenue generating opportunities, like the organic expansion into new Western markets from a lending perspective and in existing markets, like Southern California, from a deposit-gathering perspective

Source: S&P Global Market Intelligence; FactSet; Company filings.
*Revenue synergies are anticipated but not modeled in EPS accretion guidance.
Note: Market data as of October 9, 2021; Financial data as of quarter ended June 30, 2021; Pro forma financial data shown for 2023 with fully phased-in cost savings for illustrative purposes; Pro forma for Columbia's completed acquisition of Bank of Commerce.
[1] Core cash EPS excludes standalone intangible amortization, pro forma CDI amortization, amortization of non-PCD fair value mark and amortization of other fair value marks.
[2] EPS accretion does not assume pro forma excess capital is used for pro forma share repurchases.

Current Priorities: Integration and Growth

- The top priorities at Columbia and Umpqua are to prepare and execute the seamless integration of our two banks following the closing without disrupting the growth momentum that began in 2H 2020 and that continues to build through the current quarter and into 2023.
- The establishment of the Integration Management Office (IMO) enables our respective front lines to remain focused on what they do best: generating balanced growth in loans, deposits, and fee-based products and services.

Integration Update

- We established the IMO to lead our integration, track against key milestones, and ultimately ensure a seamless experience for our teams and clients.
  - The IMO leadership team includes senior executive leadership from both banks representing operations, technology, finance, legal & regulatory, communications, and project management.
  - The separation of integration responsibilities from our growth initiatives is expected to enable Columbia's and Umpqua's bankers to continue to operate separately and seamlessly ahead of the transaction's anticipated close.

Growth Update

- Following the pandemic-driven slow-down in non-PPP loan generation, **each of Columbia and Umpqua re-established growth momentum in 2H 2020.**
- Non-PPP loan growth at each bank accelerated in 2021 and held strong in Q3 2021 at an upper-single-digit level. Each of the companies' pipelines and quarter-to-date activity **support our expectations for strong finishes to the year and a favorable outlook into 2023 at each of our respective banks.**
- We expect product synergies and our larger pro forma balance sheet, alongside the proven success of relationship-driven operation models at Columbia and Umpqua, **to support a favorable growth profile at our combined organization** following our anticipated mid-2022 deal close.
- ***See Appendix for a numerical example of the power we expect our larger pro forma balance sheet to support following closing.***

Revenue: Scale Expected to Enhance Opportunities

Our combination would enable us to:

- ✓ Lend with a bigger balance sheet
  - + Magnifies the opportunity to grow the loan book as it reduces the need to participate out larger deals, favorably impacting new business and enabling the expansion of existing client relationships.
  - + Increases customer retention as small business customers can travel with us from inception through their corporate lending needs, which limits the number of customers who “grow-up” out of the bank.
  - + Enhances loan portfolio granularity and diversification, which supports the pro forma bank’s risk profile and presents additional opportunities to expand existing verticals (e.g., healthcare and leasing).
- ✓ Invest in net-revenue generating business opportunities given expected enhanced profitability
  - + Increases ability to explore new risk-appropriate verticals that provide attractive returns and further balance sheet diversification (e.g., the addition of a new national vertical without shifting away from our local strategy).
  - + Opens opportunities to organically expand into other Western markets as the larger bank is expected to be attractive to sophisticated customers and the talent needed to serve them.
- ✓ Grow non-interest, non-mortgage fee income by expanding relationships with combined customer base
  - + Broadens overall Wealth Management reach by extending Columbia Trust and Columbia Bank Financial Services across the combined client base.
  - + Generates additional opportunities to deepen relationships as data science capabilities from Umpqua that provide customer behavior analysis are applied across a broader customer base. For example, analytics uncover a customer who makes routine, large deposits and does not use treasury management services: this provides a “Smart Lead” to a banker to improve customer satisfaction while generating additional income for the bank.

Umpqua Next Gen 2.0 Initiatives

Continuing to **modernize** the bank, **advance** technology initiatives, and **improve** operating leverage.

Balanced Growth

Customer Acquisition Efforts Balanced Across Portfolios:

- $480 mm (2.3%) quarterly non-PPP loan growth resulting from pipeline pull through in multiple lines of business:
  - CRE: $181 million (2%) quarterly loan growth
  - RRE: $201 million (4%) quarterly loan growth
    - Residential Mortgage: $185mm
    - HELOC: $16mm
  - C&I (non-PPP): $106 million (2%) quarterly loan growth

Converting New to Bank Paycheck Protection Program (PPP) Customers:

- ~6,600 PPP loans were processed for customers **new to the bank** in the first & second rounds of PPP.
- As of Q3 2021, relationships have been **expanded** with 2,416 (**37%**) customers for additional products and services ranging from additional deposit, credit, and treasury management products.

Human Digital

New Products Launched:

- Partnering with Visa to introduce *Visa Commercial Preferred Solution* for commercial customers and the mobile app *Visa Commercial Pay*
- Introduced *Consolidated Payments* allowing commercial customers ability to fully outsource payments using wires, ACH, checks, and card with APIs connecting to 160 different accounting platforms.

Customers Engaging Via Digital Channels At An Accelerated Pace

- Q3 2021 compared to Q3 2020:
  - **3%** more mobile deposit transactions
  - **39%** more Zelle® transactions
  - **33%** more average daily sessions for online banking
  - **10%** more average daily sessions on mobile banking app
  - Umpqua Bank Go-To® total enrollments over **96,000**

Operational Excellence

All Next Gen 2.0 completed initiatives are expected to bring annualized NIE run rate to $690 - $710 mm range in 2022.

Initiatives Completed In Q3 2021

- **Store Consolidations**:
  - 15 stores currently progressing through the necessary steps to be consolidated by the end of 2021.
  - Total Next Gen 2.0 store consolidations by YE 2021 = 34. Target range for Next Gen 2.0 was 30 - 50.

OpEx Progress Update:

$31mm by YE 2021, expected $35mm by 1H 2022

$'s in millions



$24
$7
$31
$4
$35
Program to Date Total (Q3 2021)
15 stores 2H 2021
Expected Total By YE 2021
Expected 1H 2022
Total Program Saves Expected

Quarterly Highlights & Ratios

Q3 2021

UMPQUA BANK

Q3 2021 Highlights (Compared to Q2 2021)

- **Non-PPP loans increased $479.7 million or 2.3%.** Total gross loans and leases decreased $173.8 million given the expected decrease in PPP loan balances of $653.5 million due to processed forgiveness and payoffs.
- Deposit balances **increased by $754.8 million or 2.9%**, primarily attributable to **growth** in non-interest bearing demand deposits of $402.2 million, **growth** in interest bearing deposits of $291.8 million, and **growth** in money market balances of $220.8 million partially offset by a decline in time deposits of $264.4 million.
- Net interest income **increased by $5.3 million**, on a quarter to quarter basis primarily due to higher interest income and lower interest expense in the current period.
- Recapture for credit losses **decreased by $4.1 million** due to **improvement in modeled economic forecasts** used in the credit models.
- Net charge-offs **decreased by fourteen basis points to 0.11%** of average loans and leases (annualized).
- Non-interest income **decreased by $17.4 million,** primarily due to lower net mortgage banking revenue of $10.3 million and the gain related to the sale of Umpqua Investments in the prior period.
- Non-interest expense **decreased by $5.6 million**, primarily due to **decreases** in salaries and employee benefit expenses of $3.9 million, a **decrease** in consulting and professional fees of $1.0 million, a **decrease** in occupancy and equipment expenses of $0.7 million, offset by an **increase** in FDIC assessment costs of $0.5 million.
- Non-performing assets to total assets was **0.17%, consistent with the prior period.**
- Estimated total risk-based capital ratio of **14.9%** and estimated Tier 1 common to risk weighted assets ratio of **12.1%**.
- Paid a quarterly cash dividend of **$0.21 per common share** on August 31, 2021, to shareholders of record as of August 20, 2021. Repurchased 4 million shares of common stock for a total of $78.2 million during the quarter.

Selected Ratios

		For the Quarter Ended				
		Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Performance	Return on average assets	1.40 %	1.54 %	1.49 %	2.04 %	1.68 %
	Return on average tangible assets	1.40 %	1.55 %	1.49 %	2.04 %	1.68 %
	Return on average common equity	15.82 %	17.25 %	16.33 %	22.92 %	19.48 %
	Return on average tangible common equity	15.88 %	17.33 %	16.43 %	23.07 %	19.62 %
	Efficiency ratio - consolidated	59.44 %	58.96 %	56.74 %	58.82 %	54.52 %
	Net interest margin - consolidated	3.21 %	3.20 %	3.18 %	3.35 %	3.08 %
Credit Quality	Non-performing loans and leases to loans and leases	0.24 %	0.22 %	0.25 %	0.31 %	0.34 %
	Non-performing assets to total assets	0.17 %	0.17 %	0.19 %	0.24 %	0.27 %
	Net charge-offs to average loans and leases (annualized)	0.11 %	0.25 %	0.33 %	0.35 %	0.24 %
Capital	Tangible common equity to tangible assets [1]	8.8 %	9.1 %	8.9 %	9.2 %	8.8 %
	Tier 1 common to risk-weighted asset ratio [2]	12.1 %	12.4 %	12.6 %	12.3 %	11.7 %
	Total risk-based capital ratio [2]	14.9 %	15.4 %	15.8 %	15.6 %	15.0 %

Footnotes:
1. Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.
2. Capital ratio estimated for current quarter, pending completion and filing of regulatory reports.

Summary Financial Statements & Segment Financials

Q3 2021

UMPQUA BANK

Summary Income Statement

(in millions)	For the Quarter Ended				
	Q3 2021	**Q2 2021**	**Q1 2021**	**Q4 2020**	**Q3 2020**
Net interest income before provision	$235.1	$229.8	$221.4	$234.9	$216.6
(Recapture) provision for credit losses	(18.9)	(23.0)	—	—	(0.3)
Net interest income after provision	**254.0**	**252.8**	**221.4**	**234.9**	**216.9**
Non-interest income	73.7	91.1	108.8	124.0	131.9
Non-interest expense	183.8	189.4	187.6	211.3	190.2
Income before provision for income taxes	**143.9**	**154.4**	**142.6**	**147.5**	**158.6**
Provision (benefit) for income taxes	35.9	38.3	34.9	(3.2)	33.8
Net income	**$108.1**	**$116.1**	**$107.7**	**$150.7**	**$124.9**
Earnings per share, diluted	**$0.49**	**$0.53**	**$0.49**	**$0.68**	**$0.57**

Footnotes:
Tables may not foot due to rounding.

Selected Balance Sheet

(in millions)	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Total assets	$30,891.5	$30,285.0	$30,036.7	$29,235.2	$29,437.4
Interest bearing cash and temporary investments	3,349.0	2,688.3	2,861.8	2,203.0	1,849.1
Investment securities available for sale, fair value	3,723.2	3,474.0	3,167.8	2,932.6	2,898.7
Loans and leases, gross	21,969.9	22,143.7	22,160.9	21,779.4	22,426.5
Allowance for credit losses on loans and leases	(257.6)	(279.9)	(311.3)	(328.4)	(345.0)
Goodwill and other intangibles, net	10.0	11.1	14.9	16.1	17.3
Deposits	26,908.4	26,153.6	25,886.8	24,622.2	24,669.8
Securities sold under agreements to repurchase	467.8	480.3	420.4	375.4	388.0
Borrowings	6.4	111.4	281.4	771.5	996.5
Total shareholders' equity	2,722.4	2,766.3	2,681.9	2,704.6	2,610.2
Ratios:					
Loan to deposit ratio	81.6%	84.7%	85.6%	88.5%	90.9%
Book value per common share	$12.57	$12.54	$12.16	$12.28	$11.85
Tangible book value per common share[1]	$12.52	$12.49	$12.10	$12.21	$11.77
Tangible common equity to tangible assets[1]	8.8%	9.1%	8.9%	9.2%	8.8%

Footnotes:
Tables may not foot due to rounding.
1. Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Segments - Core Banking

(In Thousands)	For the Quarter Ended				
	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Net interest income	$ 232,348	$ 226,915	$ 217,574	$ 230,430	$ 212,215
(Recapture) provision for credit losses	(18,919)	(22,996)	—	29	(338)
Non-interest income					
Gain on sale of debt securities, net	—	—	4	—	—
(Loss) gain on equity securities, net	(343)	4	(706)	(173)	(112)
Gain (loss) on swap derivatives, net	1,429	(4,481)	11,750	3,955	1,765
Non-interest income (excluding above items)	38,281	50,933	32,403	40,921	39,678
Total non-interest income	39,367	46,456	43,451	44,703	41,331
Non-interest expense					
Exit and disposal costs	3,813	4,728	1,200	725	792
Non-interest expense (excluding above items)	146,931	146,877	145,161	171,634	148,519
Allocated expenses, net[1]	3,680	970	(790)	(3,565)	(2,976)
Total non-interest expense	154,424	152,575	145,571	168,794	146,335
Income before income taxes	136,210	143,792	115,454	106,310	107,549
Provision (benefit) for income taxes	33,945	35,630	28,106	(13,508)	20,988
Net income	$ 102,265	$ 108,162	$ 87,348	$ 119,818	$ 86,561
Effective Tax Rate	25 %	25 %	24 %	(13)%	20 %
Efficiency Ratio	57 %	56 %	56 %	61 %	58 %
Total assets	$ 30,419,108	$ 29,720,182	$ 29,529,769	$ 28,438,813	$ 28,652,477
Loans held for sale	$ —	$ —	$ —	$ 78,146	$ —
Total loans and leases	$ 21,969,940	$ 22,143,739	$ 22,160,860	$ 21,779,367	$ 22,426,473
Total deposits	$ 26,510,938	$ 25,820,776	$ 25,425,339	$ 24,200,012	$ 24,102,498
Key Rates, end of period:					
10 year CMT	1.52 %	1.45 %	1.74 %	0.93 %	0.69 %
FHLMC 30 year fixed	3.01 %	2.98 %	3.18 %	2.67 %	2.88 %

Footnotes:
1. Represents the internal charge of centrally provided support services and other corporate overhead to the mortgage banking segment.

Segments - Mortgage Banking

(In Thousands)	For the Quarter Ended				
	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Net interest income	$ 2,726	$ 2,848	$ 3,857	$ 4,477	$ 4,359
Provision for credit losses	—	—	—	—	—
Non-interest income					
Residential mortgage banking revenue:					
Origination and sale	30,293	41,367	62,505	83,388	98,703
Servicing	9,172	9,120	9,087	9,497	8,796
Change in fair value of MSR asset:					
Changes due to collection/realization of expected cash flows over time	(4,681)	(4,366)	(4,545)	(4,431)	(4,878)
Changes due to valuation inputs or assumptions	(634)	(1,678)	(2,014)	(9,426)	(12,244)
Non-interest income (excluding above items)	188	176	316	229	216
Total non-interest income	34,338	44,619	65,349	79,257	90,593
Non-interest expense					
Non-interest expense	33,009	37,795	41,231	38,953	40,896
Allocated expenses, net[1]	(3,680)	(970)	790	3,565	2,976
Total non-interest expense	29,329	36,825	42,021	42,518	43,872
Income before income taxes	7,735	10,642	27,185	41,216	51,080
Provision for income taxes	1,934	2,661	6,796	10,304	12,770
Net income	$ 5,801	$ 7,981	$ 20,389	$30,912	$ 38,310
Effective Tax Rate	25 %	25 %	25 %	25 %	25 %
Efficiency Ratio	79 %	78 %	61 %	51 %	46 %
Total assets	$472,371	$564,783	$506,911	$796,362	$784,964
Loans held for sale	$352,466	$429,052	$376,481	$688,079	$683,960
Total deposits	$397,459	$332,777	$461,494	$422,189	$567,285
Key Rates, end of period:					
10 year CMT	1.52 %	1.45 %	1.74 %	0.93 %	0.69 %
FHLMC 30 year fixed	3.01 %	2.98 %	3.18 %	2.67 %	2.88 %

	For the Quarter Ended				
	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
LHFS Production Statistics:					
Closed loan volume for-sale	987,281	1,253,023	1,635,532	1,769,432	1,922,789
Gain on sale margin	3.07%	3.30%	3.82%	4.71%	5.13%
Direct LHFS expense	$ 19,958	$ 25,459	$ 31,151	$ 33,210	$ 35,678
Direct LHFS expenses as % of volume	2.02 %	2.03 %	1.90 %	1.88 %	1.86 %
MSR Statistics:					
Residential mortgage loans serviced for others	12,853,291	12,897,032	13,030,467	13,026,720	12,964,361
MSR, net	$ 105,834	$ 102,699	$ 100,413	$ 92,907	$ 93,248
MSR as % of serviced portfolio	0.82%	0.80%	0.77%	0.71%	0.72%

UMPQUA BANK

Footnotes:
1. Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

Income Statement Highlights

Q3 2021

UMPQUA BANK

Net Interest Margin



Net Interest Margin
4.00%
3.00%
2.00%
1.00%
—%
3.08% 3.06%
3.35% 3.12%
3.18% 3.07%
3.20% 3.08%
3.21% 3.04%
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Reported Net Interest Margin
Adjusted Net Interest Margin excluding acquired loan accretion and PPP

	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Reported Net Interest Margin	**3.08 %**	**3.35 %**	**3.18 %**	**3.20 %**	**3.21 %**
(Accretion) Related to Acquired Loans	(0.05)%	(0.04)%	(0.03)%	(0.03)%	(0.03)%
(Accretion)/Dilution Related to Net PPP Impact[1]	0.03 %	(0.19)%	(0.08)%	(0.09)%	(0.14)%
Adjusted Net Interest Margin excluding acquired loan accretion and PPP	**3.06 %**	**3.12 %**	**3.07 %**	**3.08 %**	**3.04 %**

NIM – MBS & CMO Premium Amortization & Recapture Details

	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
MBS & CMO Premium in $ millions (Amortization)/Recapture	$(7.4)mm	$(5.4)mm	$(3.3)mm	$(2.6)mm	$(1.6)mm
Net NIM Impact in basis points Accretive/(Dilutive)	(0.10)%	(0.08)%	(0.05)%	(0.04)%	(0.02)%

Footnotes:
1. PPP net impact includes both accrued interest on PPP loans and PPP processing fees.

Net Interest Income



Reported Net Interest Income
(in millions)
$240.0
$230.0
$220.0
$210.0
$200.0
$190.0
$180.0
$170.0
$160.0
$150.0
$216.6
$234.9
$221.4
$229.8
$235.1
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021



Adjusted Net Interest Income
excluding acquired loan accretion and PPP
(in millions)
$240.0
$230.0
$220.0
$210.0
$200.0
$190.0
$180.0
$170.0
$160.0
$150.0
$200.0
$202.9
$199.7
$207.1
$214.8
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Reported Net Interest Income	**$216.6**	**$234.9**	**$221.4**	**$229.8**	**$235.1**
Accretion Related to Acquired Loans	(3.4)	(2.8)	(2.2)	(2.3)	(2.0)
PPP Accrued Interest	(5.1)	(5.0)	(4.6)	(4.6)	(2.7)
PPP Processing Fees	(8.1)	(24.2)	(14.9)	(15.8)	(15.6)
Adjusted Net Interest Income excluding acquired loan accretion and PPP	**$200.0**	**$202.9**	**$199.7**	**$207.1**	**$214.8**

Non-Interest Income

(in millions)	For the quarter ended				
	Q3 2021	**Q2 2021**	**Q1 2021**	**Q4 2020**	**Q3 2020**
Service charges on deposit	$10.9	$10.3	$9.6	$10.2	$10.4
Card-based fees	9.1	10.3	7.4	7.8	7.1
Brokerage revenue	—	1.1	3.9	4.1	3.7
Residential mortgage banking revenue, net	34.2	44.4	65.0	79.0	90.4
Loss on equity securities, net	(0.3)	—	(0.7)	(0.2)	(0.1)
Gain on loan and lease sales, net	4.2	5.3	1.4	3.4	1.1
BOLI income	2.0	2.1	2.1	2.1	2.1
Other Income					
Commercial product revenue[1]	$3.8	$8.1	$2.8	$3.3	$3.5
Commercial servicing revenue	0.8	0.7	0.7	0.6	0.7
Loan-related fees and fair value adjustments	6.4	5.8	2.1	2.8	2.7
Misc. Income	1.2	7.4	2.7	6.9	8.6
Swap Derivative Gain/(Loss)	1.4	(4.5)	11.8	4.0	1.8

Footnotes:
Tables may not foot due to rounding.
1. Commercial product revenue includes Swaps, M&A Advisory, Syndication, and International Banking revenue.

Non-Interest Expense

Non-Interest Expense and Efficiency Ratio
(in millions)



$215.0
$210.0
$205.0
$200.0
$195.0
$190.0
$185.0
$180.0
$175.0
$170.0
$165.0
$160.0
$155.0
110.0%
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
$190.2
$211.3
$187.6
$189.4
$183.8
54.5%
58.8%
56.7%
59.0%
59.4%
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Non-interest expense
Efficiency ratio

Non-Interest Expense Bridge
(in millions)



$189.4
$1.0
$0.5
$(5.5)
$(1.5)
$(0.1)
$183.8
Q2 2021 Non-Interest Expense
Group Insurance
FDIC Assessments
Mortgage Direct Expense
Services
Other
Q3 2021 Non-Interest Expense

Balance Sheet Highlights

Q3 2021

UMPQUA BANK

Loan and Deposit Growth

Loans and Leases (Gross)
($ in billions)


$25.0
$20.0
$15.0
$10.0
$5.0
$—
$6.5
$7.2
$7.7
$15.3
$16.8
$17.4
$19.0
$20.4
$21.2
$21.8
$22.0
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Q3 2021

As of September 30, 2021


Commercial Real Estate
Commercial
Residential
Consumer & Other
49%
25%
25%
1%
—%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%

Total Deposits
($ in billions)


$25.0
$20.0
$15.0
$10.0
$5.0
$—
$9.2
$9.4
$9.1
$16.9
$17.7
$19.0
$19.9
$21.1
$22.5
$24.6
$26.9
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Q3 2021

As of September 30, 2021


Demand, non-interest bearing
Demand, interest bearing
Money market
Savings
Time
41%
14%
29%
9%
7%
—%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%

Loan and Lease Portfolio Repricing Schedule



Loans and Leases Portfolio[1]
100.0%
80.0%
60.0%
40.0%
20.0%
—%
36.2%
35.3%
33.7%
33.0%
33.6%
26.5%
27.1%
27.2%
29.0%
29.8%
37.3%
37.6%
39.1%
38.0%
36.6%
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Fixed Rate
Floating Rate (monthly repricing)
Adjustable (>1 month repricing)

Loans At Floor

$5.4B (25% of portfolio) in Adjustable and Floating Rate loans were at their respective floor as of September 30, 2021.

Adjustable Rate Breakout

Q3 2021[1]



2.5%
17.1%
16.6%
19.6%
44.2%
6 Month
12 Month
3 Year
5 Year
Other

Floating Rate Breakout

Q3 2021[1]



2.0%
26.8%
71.2%
Prime
Libor 1 Month
Other

Footnotes:
Tables may not foot due to rounding.
1. Includes Loans Held For Sale.

Loan and Lease Portfolio Characteristics

Mortgage

- Represents 20% of overall portfolio
- Total delinquencies of 0.64%
- Annualized net charge-off rate of (0.01%)
- Average loan size of $416,000
- Average FICO of 757 and LTV of 64%

Non-owner Occupied CRE

- Represents 16% of overall portfolio
- Total delinquencies of 0.15%
- Annualized net charge-off rate of 0.02%
- Average loan size of $1.8 million
- Average LTV of 53% and DSC of 1.8

Commercial & Industrial

- Represents 18% of overall portfolio
- Total delinquencies of 0.32%
- Annualized net charge-off rate of 0.07%
- Average loan size of $397,000

Geographic Diversification


Puget Sound
16%
OR Other
12%
Bay Area
11%
Other
11%
WA Other
6%
Portland/Vanc
13%
Northern CA
11%
Southern CA
20%

Owner Occupied CRE

- Represents 11% of overall portfolio
- Total delinquencies of 0.18%
- Annualized net charge-off rate of 0.00%
- Average loan size of $954,000
- Average LTV of 56% and DSC of 1.8

Multifamily

- Represents 17% of overall portfolio
- Total delinquencies of 0.25%
- Annualized net charge-off rate of 0.00%
- Average loan size of $2.0 million
- Average LTV of 55% and DSC of 1.53

Lease & Equipment Finance (FinPac)

- Represents 7% of overall portfolio
- Total delinquencies of 2.07%
- Annualized net charge-off rate of 1.21%
- ~10% average yield
- Average loan & lease size of $36,000

Footnotes:
Balances and delinquencies as of September 30, 2021. Annualized net charge-off rate for Q3 2021. LTV, FICO and Debt Service Coverage (DSC) are based on weighted average for portfolio. LTV for the Mortgage portfolio represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

Capital Management

Focused on providing long term value for our shareholders

Repurchased 4 million shares of common stock for a total of $78 million during the quarter.

Excess capital at the bank level is approximately **$324mm**. Holding company ratios are shown to the right.

All regulatory capital ratios[1] remained in excess of well-capitalized and internal policy limits

Paid a quarterly cash dividend of $0.21 per common share on August 31, 2021 to shareholders of record as of August 20, 2021.



16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
—%
8.8%
2.8%
6.0%
9.0%
2.5%
1.5%
5.0%
12.1%
3.1%
2.0%
7.0%
12.1%
3.1%
0.5%
8.5%
14.9%
2.9%
1.5%
10.5%
Tangible Common Equity/Tangible Assets
Tier 1 Leverage
Tier 1 Common Risk Based
Tier 1 Risk Based
Total Risk Based
Capital Threshold²
In-House Policy Floor
"Excess" Capital³

Footnotes:
1. Regulatory capital ratios are estimates pending completion and filing of the Company's regulatory reports.
2. Greater of Regulatory Well Capitalized Threshold or Capital Adequacy Threshold + Capital Conservation Buffer (2.5%).
3. "Excess" Capital defined as capital above thresholds above internal policy limits.

Credit Quality

Q3 2021

UMPQUA BANK

Current Expected Credit Loss ("CECL")

Allowance For Credit Losses ($ in 000's)

Loan Segment	6/30/2021	Q3 2021 Net Charge-offs	Reserve build	9/30/2021	% of loans and leases outstanding
Commercial	$46,637	($845)	($266)	$45,526	1.11 %
Lease & Equipment Finance	$76,898	($4,330)	$3,425	$75,993	5.21 %
CRE	$139,045	($796)	($23,414)	$114,835	1.07 %
Residential/Home Equity	$27,006	$281	$1,950	$29,237	0.54 %
Consumer	$4,840	($505)	($614)	$3,721	1.93 %
Total	**$294,426** [1]	**($6,195)**	**($18,919)**	**$269,312** [2]	**1.23 %**
% of loans and leases outstanding	**1.33** %			**1.23** %	
% of loans and leases outstanding – ex PPP loans	**1.42** %			**1.27** %	

Footnotes:
1. Total includes $14.5 mm for Reserve for Unfunded Commitments
2. Total includes $11.8 mm for Reserve for Unfunded Commitments

CECL Notes

- **Used Moody's August consensus economic forecast**
- **Key Components of the Moody's economic forecast include:**
  - GDP average annualized growth of 4.9% through 2022
  - Average annualized unemployment rate of 5.5% in 2021 dropping to 4.2% in 2022
  - COVID infections abate in November 2021
  - The Federal Reserve keeps the target range for the fed funds rate at 0% to 0.25% until early 2023

Credit Quality


(Recapture) or Provision Expense & Non-Performing Assets to Total Assets
(Recapture) or Provision Expense ($ in millions)
Non performing assets to total assets
0.27%
0.24%
0.19%
0.17%
0.17%
$(0.3)
$—
$—
$(23.0)
$(18.9)
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
(Recapture) or Provision expense
Non Performing Assets To Total Assets


Classified Assets
Classified Loans / Total Loans
Classified Assets / RBC
0.88%
0.92%
0.74%
0.74%
0.81%
8.70%
8.60%
7.00%
7.00%
7.70%
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Classified Loans to Total Loans
Classified Assets to Risk-Based Capital


Allowance for Credit Losses
ACL ($ in millions)
Allowance / Total Loans and Leases
1.65%
1.60%
1.49%
1.33%
1.23%
$369.4
$348.7
$331.0
$294.4
$269.3
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Allowance for credit losses
Allowance for credit losses to total loans and leases


Net Charge-offs to Average Loans and Leases (annualized)
3.28%
4.87%
4.66%
3.80%
1.21%
0.24%
0.35%
0.33%
0.25%
0.11%
0.02%
0.04%
0.03%
0.01%
0.04%
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Umpqua Bank (ex FinPac)
Fin Pac
Umpqua Holding Consolidated

UMPQUA BANK

Loan Deferral Summary

Loan Deferrals By Category and Trend Analysis

Summary of Current Deferrals (as of 9/30/2021)

($'s in 000s)

Category	Current Deferrals[1]	Q3 2021 Total Balances[1]	Current Deferrals (%)
Commercial Real Estate	**$58,086**	**$10,765,052**	**0.5%**
Non-owner CRE	52,570	3,561,764	1.5
Owner occupied CRE	5,516	2,330,338	0.2
Multifamily	—	3,813,024	—
Construction and Development	—	882,778	—
Residential Development	—	177,148	—
Commercial	**$469**	**$5,547,064**	**—%**
Term	—	3,159,466	—
Commercial LOCs	469	930,350	0.1
Leases & equipment finance (e.g. FinPac)	—	1,457,248	—
Residential	**$73,732**	**$5,817,149**	**1.3%**
Mortgage[1 2]	71,656	4,683,326	1.5
Home equity loans and lines	2,076	1,133,823	0.2
Consumer & other	**$202**	**193,141**	**0.1%**
Totals	**$132,489**	**$22,322,406**	**0.6%**

Deferral Trends

($'s in 000s)



$2,000,000
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$—
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
—
3/1/2020
3/31/2020
4/30/2020
5/31/2020
6/30/2020
7/31/2020
8/31/2020
9/30/2020
10/31/2020
11/30/2020
12/31/2020
1/31/2021
2/28/2021
3/31/2021
4/30/2021
5/31/2021
6/30/2021
7/31/2021
8/31/2021
9/30/2021
Balances
Accounts

Deferral Commentary

Current deferrals as of 9/30/2021 represent $132mm or **0.6% of portfolio**

Deferrals in the RRE category **exclude** repurchased delinquent GNMA loans, previously in the serviced portfolio, **totaling $121mm** as the credit risk of these loans are guaranteed by government programs such as the Federal Housing Agency, Veteran Affairs, and USDA Rural Development.

Current cure rate is **approximately 91.4%** and we continue to see positive momentum in deferral activity (e.g., borrowers resuming payments)

Footnotes:
1. Includes RRE LHFS.
2. Excludes GNMA deferrals of $121.0 million.

Appendix

UMPQUA BANK

The Power of a Larger Balance Sheet: A Hypothetical Example

- Non-PPP loans grew $183 million at Columbia (8% LQA) and $480 million at Umpqua (9% LQA) in 3Q21.
- The opportunities to grow the loan book by expanding business with our *existing* customer base are dramatic, and they are potentially multiplicative as we continue to win business in our markets.

			Opportunities		
(a)	Columbia 9/30/21 Tangible Common Equity*	$1,536			
(b)	Umpqua 9/30/21 Tangible Common Equity*	$2,712			
(c)	Pro Forma Company Tangible Common Equity*	$4,412			
			Many	Some	A Few
	Columbia Perspective				
(d)	Loan Amount: Hypothetical**		$20	$35	$60
(e) = (d) ÷ (a)	% of Columbia 9/30/21 TCE		1.30%	2.28%	3.91%
	Umpqua Perspective				
(f)	Loan Amount: Hypothetical**		$35	$60	$100
(g) = (f) ÷ (b)	% of Umpqua 9/30/21 TCE		1.29%	2.21%	3.69%
	Pro Forma Company				
(h) = avg of (e) &	**Average of Columbia & Umpqua 9/30/21 TCE**		**1.30%**	**2.25%**	**3.80%**
(i) = (c) x (h)	**Pro Forma Loan Amount****		**$57**	**$99**	**$167**

9/30/2021 Tangible Common Equity	Columbia	Umpqua
Total Shareholders' Equity	$2,323	$2,722
-Preferred Equity	$0	$0
-Goodwill	-$766	$0
-Other Intangible Asset, net	-$21	-$10
Tangible Common Equity	$1,536	$2,712

A High-Quality Prospect…		Adds to Loan Growth	Lost Opportunity	Net Benefit to the Pro Forma Bank: Columbia Perspective	Net Benefit to the Pro Forma Bank: Umpqua Perspective
…applies for a $50 million loan	Columbia Perspective: Today	$20	$30		
	Umpqua Perspective: Today	$35	$15		
	Pro Forma	**$50**	**$0**	**$30**	**$15**
…applies for a $75 million loan	Columbia Perspective: Today	$35	$40		
	Umpqua Perspective: Today	$60	$15		
	Pro Forma	**$75**	**$0**	**$40**	**$15**
…applies for a $150 million loan	Columbia Perspective: Today	$60	$90		
	Umpqua Perspective: Today	$100	$50		
	Pro Forma	**$150**	**$0**	**$90**	**$50**

Note: $ in millions. LQA = linked-quarter annualized.

* TCE used (instead of risk-based capital) given prior disclosure for pro forma TCE. See slide 34 for the calculation of pro forma TCE, which is based on financial data for the quarter ended June 30, 2021, and market data as of October 11, 2021.

** The loan amounts and opportunities displayed on this slide are hypothetical and should only be viewed as illustrative examples. The internal hold limit of the pro forma company following closing is expected to be determined by the pro forma company's board.

^ Amount of loan application above hypothetical loan amount presented in the left-side table. For example, based on the hypothetical loan amounts in the left-most column in the right table, a loan application at Columbia for $50 million would result in a $20 million loan for Columbia's balance sheet and the participation out of $30 million, and a loan application at Umpqua for $50 million would result in a $35 million loan for Umpqua's balance sheet and the participation out of $15 million. The pro forma company's larger balance sheet (and correspondingly larger capital position) would enable the pro forma company to hold the entire $50 million loan while maintaining the same (or better) level of diversity and granularity.

Non-GAAP Reconciliation:
GAAP and Core Cash Earnings per Share Accretion

	GAAP ($mm)	Core cash ($mm)	Millions of diluted shares
Columbia 2023E standalone net income	$215	$215	78.7
Umpqua 2023E standalone net income	407	407	218.1
Combined net income	**$623**	**$623**	
After-tax cash adjustments			
Cost savings – fully phased-in for illustrative purposes[1]	$102	$102	
Cost of financing	(1)	(1)	
Reversal of Columbia standalone intangible amortization	5	5	
Add-back of Umpqua standalone intangible amortization	–	3	
After-tax GAAP adjustments			
Core deposit intangible amortization[2]	(14)	–	
Loan rate mark amortization[3]	(15)	–	
HTM securities rate mark accretion[4]	1	–	
Amortization of AOCI related to AFS securities and other adjustments[5]	(14)	–	
Removal of rate collar accretion[6]	(8)	–	
Real estate mark amortization[7]	(1)	–	
Non-PCD fair value mark accretion[8]	27	–	
Pro forma Columbia net income	**$705**	**$731**	208.6[9]
Columbia 2023E standalone EPS	**$2.74**[10]	**$2.80**[10]	
Umpqua 2023E standalone EPS	**1.87**[10]	**1.87**[10]	
Pro forma 2023 Columbia EPS	**$3.38**	**$3.50**	
$ EPS accretion to Columbia	**$0.64**	**$0.70**	
% EPS accretion to Columbia	**23.4%**	**25.0%**	
Pro forma 2023 Columbia EPS	**$3.38**	**$3.50**	
(x) Fixed exchange ratio	0.5958x	0.5958x	
Pro forma 2023 EPS attributable to Umpqua	**$2.01**	**$2.09**	
$ EPS accretion to Umpqua	**$0.14**	**$0.21**	
% EPS accretion to Umpqua	**7.8%**	**11.4%**	

Source: S&P Global Market Intelligence, FactSet, Company filings; Note: Financial data as of quarter ended June 30, 2021; Market data as of October 11, 2021; Pro forma adjustments assume 26% marginal tax rate; Assumes fully phased-in cost savings for illustrative purposes

[1] $135mm fully phased-in reduction in combined company's total noninterest expense base for illustrative purposes, quarterly synergies grown at 3.0% on an annual basis starting in 2023; Anticipated 66% phase-in during 2023 results in 17.5% GAAP and 19.2% cash EPS accretion for Columbia, and 2.6% GAAP and 6.2% cash EPS accretion for Umpqua

[2] Core deposit intangible estimate of 65bps ($108mm pre-tax) on non-time deposits, amortized through earnings over 10 years (sum-of-the-years-digits)

[3] Loan rate mark of $76mm (pre-tax), amortized through earnings over 6 years (sum-of-the-years-digits)

[4] HTM security rate mark of -$4mm (pre-tax), accreted through earnings over 6 years (sum-of-the-years-digits)

[5] AOCI mark of $54mm (after-tax), amortized through earnings over 6 years (sum-of-the-years-digits)

[6] Assumes ~$2mm (after-tax) per quarter run-down of rate collar accretion

[7] Real estate mark of $20mm (pre-tax), amortized through earnings over 20 years (straight line)

[8] Based on $104mm pre-tax reserve allocated to non-PCD loans (65%), accreted through earnings over 4 years (sum-of-the-years-digits)

[9] Pro forma diluted shares outstanding include Columbia shares and shares issued to Umpqua based on 0.5958x exchange ratio

[10] Assumes no standalone and pro forma repurchases

Non-GAAP Reconciliation: Purchase Accounting Summary

Tangible Book Value per Share Dilution

	$ millions	Millions of basic shares	$ per share
Columbia			
Columbia tangible book value as of June 30, 2021	$1,692	78.5	
(–) Reduction in unrealized gains on AFS securities from Q2 to Q3 2021 (after-tax)	(22)		
(+) Four quarters of consensus earnings to close	185		
(–) Four quarters of consensus per share common dividends	(94)		
(+) Amortization of existing intangibles	5		
Standalone Columbia tangible book value at close	**$1,766**	**78.5**	**$22.50**
Pro forma			
Standalone Columbia tangible book value at close	$1,766	78.5	
(+) Standalone Umpqua tangible book value at close[1]	2,866		
(–) Reversal of Columbia equity capital and intangibles	(1,766)		
(+) Reversal of Columbia existing DTL on intangibles	8		
(+) Merger consideration for accounting purposes	2,761	129.9[2]	
(–) Goodwill and other intangibles created[3]	(955)		
(–) After-tax restructuring expenses	(191)		
(–) CECL double count on non-PCD loans[4]	(77)		
Pro forma Columbia tangible book value at close	**$4,412**	**208.4**	**$21.17**
$ dilution to Columbia			**($1.33)**
% dilution to Columbia			**(5.9%)**
Tangible book value per share earnback[5]			**2.6 years**

Calculation of Intangibles Created

	$ millions
Fixed exchange ratio	0.5958x
Reciprocal exchange ratio	1.6784x
(x) Current Umpqua stock price	$20.91
(x) Cascade fully diluted shares outstanding	78.7
Merger consideration for accounting purposes	**$2,761**
Standalone Columbia tangible book value at close	$1,766
(+) Net after-tax credit mark	0
(+) After-tax loan rate mark	56
(+) After-tax HTM securities rate mark	(3)
(+) After-tax real estate rate mark	15
Adjusted tangible book value	**$1,834**
Excess over adjusted tangible book value	$927
(–) Core deposit intangible created	(108)
(+) DTL on CDI	28
Goodwill created	**$847**
Goodwill and other intangibles created[3]	**$955**

Source: S&P Global Market Intelligence, FactSet, Company filings; See slide 14 in the deal-related slide deck published October 12, 2021, for "Key financial assumptions" for 2023 underlying forecasts
Note: Financial data as of quarter ended June 30, 2021; Market data as of October 11, 2021; Pro forma adjustments assume 26% marginal tax rate; Pro forma for Columbia's completed acquisition of Bank of Commerce Holdings; Assumes neither company repurchases shares between deal announcement and deal close

[1] Estimated Umpqua tangible common equity at close based on Q3 2021 – Q2 2022 consensus earnings and dividend estimates, and $78mm share repurchases completed in Q3 2021 (4mm shares). Communicated Umpqua NextGen cost savings targets are separate from deal-related cost savings as they are expected to be largely realized ahead of the transaction's anticipated close

[2] Based on 0.5958 shares of Columbia stock for each Umpqua common share outstanding

[3] Based on expectations and assumptions as of announcement date; subject to change at transaction closing (estimated at June 30, 2022 for illustrative purposes)

[4] Based on $104mm pre-tax reserve allocated to non-PCD loans (65%)

[5] Based on when pro forma tangible book value per share crosses over and begins to exceed projected standalone Columbia tangible book value per share

Non-GAAP Reconciliation

Tangible Book Value: Umpqua

(In thousands, except per share data)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Total shareholders' equity	**$2,722,379**	**$2,766,316**	**$2,681,869**	**$2,704,577**	**$2,610,244**
Subtract:					
Goodwill	—	—	2,715	2,715	2,715
Other intangible assets, net	9,970	11,100	12,230	13,360	14,606
Tangible equity - common	2,712,409	2,755,216	2,666,924	2,688,502	2,592,923
Total assets	**$30,891,479**	**$30,284,965**	**$30,036,680**	**$29,235,175**	**$29,437,441**
Subtract:					
Goodwill	—	—	2,715	2,715	2,715
Other intangible assets, net	9,970	11,100	12,230	13,360	14,606
Tangible assets	30,881,509	30,273,865	30,021,735	29,219,100	29,420,120
Common shares outstanding at period end	**216,622**	**220,626**	**220,491**	**220,226**	**220,222**
Total shareholders' equity to total assets ratio	8.81 %	9.13 %	8.93 %	9.25 %	8.87 %
Tangible common equity ratio	8.78 %	9.10 %	8.88 %	9.20 %	8.81 %
Book value per common share	$12.57	$12.54	$12.16	$12.28	$11.85
Tangible book value per common share	$12.52	$12.49	$12.10	$12.21	$11.77